                    SECURITY BENEFIT LIFE INSURANCE COMPANY


              FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY CONTRACT

THE COMPANY'S PROMISE

In consideration of the Purchase Payments and the attached application, Security Benefit Life Insurance Company (the "Company") will pay the benefits of this Contract according to its provisions.

LEGAL CONTRACT

PLEASE READ YOUR CONTRACT CAREFULLY. It is a legal Contract between the Owner and the Company. The Contract's table of contents is on page 2.

RIGHT TO CANCEL

IF FOR ANY REASON THE OWNER IS NOT SATISFIED WITH THIS CONTRACT, THE OWNER MAY RETURN IT TO THE COMPANY WITHIN 10 DAYS FROM THE DATE OF RECEIPT. IT MAY BE RETURNED BY DELIVERING OR MAILING IT TO THE COMPANY. IF RETURNED, THIS CONTRACT SHALL BE DEEMED VOID FROM THE CONTRACT DATE. THE COMPANY WILL REFUND ANY PURCHASE PAYMENTS MADE AND ALLOCATED TO THE GENERAL ACCOUNT AND WILL REFUND SEPARATE ACCOUNT CONTRACT VALUE AS OF THE DATE THE RETURNED POLICY IS RECEIVED BY THE COMPANY.

Signed for Security Benefit Life Insurance Company on the Contract Date.

               ROGER K. VIOLA                    HOWARD R. FRICKE
               Secretary                            President

                      A BRIEF DESCRIPTION OF THIS CONTRACT

This is a FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY CONTRACT.

*Purchase  Payment  may be made until the  earlier of the  Annuity  Commencement
 Date or termination of the Contract.

*A Death Benefit may be paid prior to the Annuity Commencement Date according to the Contract provisions.

*Annuity Payments begin on the Annuity Commencement Date using the method specified in this Contract.

*This Contract is Participating.

ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT, ARE VARIABLE AND MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT. THERE ARE NO GUARANTEED MINIMUM PAYMENTS OR CASH VALUES. (SEE "CONTRACT VALUE AND EXPENSE PROVISIONS" AND "ANNUITY PAYMENT PROVISIONS" FOR DETAILS.)

                                   [SBL LOGO]
                    SECURITY BENEFIT LIFE INSURANCE COMPANY
              A Member of The Security Benefit Group of Companies
                  700 SW Harrison Street, Topeka, KS 66636-0001
                                 1-800-888-2461

Form V6023 (1-98)                                                      BP 602311

                               TABLE OF CONTENTS

                                                                          PAGE

CONTRACT SPECIFICATIONS ...............................................   3
DEFINITIONS ...........................................................   4-6
GENERAL PROVISIONS ....................................................   7-9
  The Contract ........................................................   7
  Compliance ..........................................................   7
  Misstatement of Age or Sex ..........................................   7
  Evidence of Survival ................................................   7
  Incontestability ....................................................   7
  Assignment ..........................................................   7
  Transfers ...........................................................   8
  Claims of Creditors .................................................   8
  Nonforfeiture Values ................................................   8
  Participation .......................................................   8
  Statements ..........................................................   9
OWNERSHIP, ANNUITANT AND BENEFICIARY PROVISIONS .......................   9
  Ownership ...........................................................   9
  Joint Ownership .....................................................   9
  Annuitant ...........................................................   9
  Primary and Secondary Beneficiaries .................................   9
  Ownership and Beneficiary Changes ...................................   9
PURCHASE PAYMENT PROVISIONS ...........................................   10
  Flexible Purchase Payments ..........................................   10
  Purchase Payment Limitations ........................................   10
  Purchase Payment Allocation .........................................   10
  Place of Payment ....................................................   10
CONTRACT VALUE AND EXPENSE PROVISIONS .................................   10-12
  Contract Value ......................................................   10
  General Account Contract Value ......................................   10
  General Account Interest Crediting ..................................   11
  Separate Account Contract Value .....................................   11
  Accumulation Unit Value .............................................   11
  Net Investment Factor ...............................................   11
  Determining Accumulation Units ......................................   12
  Mortality and Expense Risk Charge ...................................   12
  Premium Tax Expense .................................................   12
  Administrative Charge ...............................................   12
  Mutual Fund Expenses ................................................   12
WITHDRAWAL PROVISIONS .................................................   12-14
  Withdrawals .........................................................   12, 13
  Withdrawal Value ....................................................   13
  Withdrawal Charges ..................................................   13
  Free Withdrawals ....................................................   13
  Systematic Withdrawals ..............................................   13, 14
  Free Systematic Withdrawals .........................................   14
  Date of Request .....................................................   14
  Payment of Withdrawal Benefits ......................................   14
DEATH BENEFIT PROVISIONS ..............................................   15, 16
  Death Benefit .......................................................   15
  Proof of Death ......................................................   15
  Distribution Rules ..................................................   15, 16
ANNUITY PAYMENT PROVISIONS ............................................   16-19
  Annuity Commencement Date ...........................................   16
  Change of Annuity Commencement Date .................................   16
  Annuity Start Amount ................................................   16
  Withdrawal Charges ..................................................   17
  Annuity Tables ......................................................   17
  Annuity Payments ....................................................   17
  Change of Annuity Option ............................................   17
  Fixed Annuity Payments ..............................................   17
  Variable Annuity Payments ...........................................   18
  Annuity Units .......................................................   18
  Net Investment Factor ...............................................   18
  Alternate Annuity Option Rates ......................................   18
  Annuity Options .....................................................   19
ANNUITY TABLES ........................................................   20, 21
AMENDMENTS OR ENDORSEMENTS, IF ANY

                                      -2-                              BP 602311

--------------------------------------------------------------------------------
                    VARIABLE ANNUITY CONTRACT SPECIFICATIONS
--------------------------------------------------------------------------------
OWNER NAME:  John A. Doe                  CONTRACT NUMBER:  Specimen

OWNER DATE OF BIRTH:  10-30-1956          CONTRACT DATE:  6-30-1996

JOINT OWNER NAME:  Mary K. Doe            ANNUITY COMMENCEMENT DATE:  7-1-2028*

JOINT OWNER DATE OF BIRTH:  7-18-1981     PLAN:  Non-Qualified

ANNUITANT NAME:  Betty M. Doe             ASSIGNMENT:  This Certificate may not
                                          be assigned.  See Assignment Provision
ANNUITANT DATE OF BIRTH:  5-13-1963       of this Certificate.

ANNUITANT'S SEX:  Female

PRIMARY BENEFICIARY NAME:
Linda L. Doe
--------------------------------------------------------------------------------
INITIAL PURCHASE PAYMENT ..............   $500

MINIMUM SUBSEQUENT PURCHASE PAYMENTS ..   $25

MINIMUM SYSTEMATIC WITHDRAWAL .........   $25

MAXIMUM PARTICIPANT AGE ...............   90

MORTALITY AND EXPENSE RISK CHARGE .....   1.20% Annually

ANNUAL ADMINISTRATIVE FEE .............   $30**

WITHDRAWAL CHARGES
  Contract Year of Withdrawal .........   1   2   3   4   5   6   7   8   9+
  Withdrawal Charge ...................   8%  7%  6%  5%  4%  3%  2%  1%  0%

FREE WITHDRAWAL PERCENTAGE ............   10%

MINIMUM GUARANTEED RATE ...............   3%

ANNUITY OPTION ........................   Life with 10-Year Fixed Period Option*

SEPARATE ACCOUNT ......................   Variflex

SEPARATE ACCOUNT SERIES:
  1  Money Market Series                  8  Specialized Asset Allocation Series
  2  High Grade Income Series             9  Growth Series
  3  High Yield Series                   10  Value Series
  4  Global Aggressive Bond Series       11  Worldwide Equity Series
  5  Growth-Income Series                12  Social Awareness Series
  6  Equity Income Series                13  Emerging Growth Series
  7  Managed Asset Allocation Series     14  Small Cap Series

METHOD FOR DEDUCTIONS:

  Deductions for the Annual Administrative Fee, Premium Taxes, and any unallocated partial Withdrawals, including Systematic Withdrawals, will be made sequentially from the Contract Value in the order of the Series listed above. The value of each Account will be depleted before the next is charged.

 *The Owner may select the Annuity Commencement Date and the Annuity Option. If no Annuity Commencement Date or Annuity Option is selected by the Owner, they will be assigned automatically.

**The Annual Administrative Fee is deducted at each Contract Anniversary. A pro rata fee is deducted: (1) upon a full Withdrawal of Contract Value; (2) when a Contract has been in force for less than a full contract year; (3) upon the Annuity Commencement Date if one of Annuity Options 1 through 4, 7 or 8 is chosen; and (4) upon payment of a death benefit. The Annual Administrative Fee will be waived during a Contract Year if: (1) Contract Value on that Contract Anniversary (or in the event of a full Withdrawal, upon the date of such Withdrawal) is $25,000 or more; and (2) the Contract has been in force eight Contract Years or more.

V6023A (1-98)                         -3-                                  SBL73

--------------------------------------------------------------------------------
DEFINTIONS
--------------------------------------------------------------------------------

ACCOUNT

An Account is one of the Series or the General Account.

ACCUMULATION UNIT

The Accumulation Unit is a unit of measure. It is used to compute the Separate Account Contract Value prior to the Annuity Commencement Date. It is also used to compute the Variable Annuity Payments for Annuity Options 5 and 6.

ANNUITANT

The Annuitant is the person named by the Owner on whose life the Annuity Payments depend for Annuity Options 1 through 4 and 8. The Annuitant receives Annuity Payments under this Contract. Please see "Annuitant" provisions on page 9.

ANNUITY OPTION

An Annuity Option is a set of provisions that form the basis for making Annuity Payments. The Annuity Option is set prior to the Annuity Commencement Date. Please see "Annuity Options" on page 19.

ANNUITY COMMENCEMENT DATE

The Annuity Commencement Date is the date on which Annuity Payments are scheduled to begin. This date may be changed by the Owner. The Annuity Commencement date is shown on Page 3. Please see "Annuity Commencement Date" on page 16.

ANNUITY UNIT

The Annuity Unit is a unit of measure used to compute Variable Annuity Payments for Annuity Options 1 through 4, 7 and 8.

AUTOMATIC TRANSFERS

Automatic Transfers are Transfers among the Series and the General Account. Such transfers are made automatically on a periodic basis by the Company at the written request of the Owner. The Company reserves the right to discontinue, modify or suspend Automatic Transfers.

COMPANY

The Company is Security Benefit Life Insurance Company, 700 SW Harrison Street, Topeka, Kansas 66636-0001.

CONTRACT ANNIVERSARY

A Contract Anniversary is a 12-month anniversary of the Contract Date.

CONTRACT DATE

The Contract Date is the date the Contract begins and the date the Company uses to determine the date the Contract becomes incontestable. The Contract Date is shown on page 3. Please see "Incontestability" on page 7.

CONTRACT YEAR

Contract Years are measured from the Contract Date.

CURRENT INTEREST

The Company may in its discretion pay Current Interest on the General Account at a rate that exceeds the Minimum Guaranteed Rate shown on page 3. The Company will declare the rate of Current Interest, if any, from time to time.

DESIGNATED BENEFICIARY

Upon the death of the Owner or Joint Owner, the Designated Beneficiary will be the first person on the following list who is alive on the date of death:

1.  Owner;
2.  Joint Owner;
3.  Primary Beneficiary;
4.  Secondary Beneficiary;
5.  Annuitant; and
6.  the Owner's estate if no one listed above is alive.

V6023B (1-98)                         -4-                              BP 602321

--------------------------------------------------------------------------------
DEFINITIONS (Continued)
--------------------------------------------------------------------------------

DESIGNATED BENEFICIARY (Continued)

The Designated Beneficiary receives a death benefit upon the death of the Owner prior to the Annuity Commencement Date. Please see "Ownership, Annuitant, and Beneficiary Provisions" on page 9 and "Death Benefit Provisions" on pages 15 and 16.

GENERAL ACCOUNT

The General Account is part of the Company's general account. The Company manages the general account and guarantees that it will credit interest on General Account Contract Value at an annual rate at least equal to the Minimum Guaranteed Rate. This Rate is shown on page 3.

HOME OFFICE

The address of the Company's Home Office is Security Benefit Life Insurance Company, 700 SW Harrison Street, Topeka, Kansas 66636-0001.

JOINT OWNER

The Joint Owner, if any, shares an undivided interest in the entire Contract with the Owner. The Joint Owner, if any, is named on page 3. Please see "Joint Ownership" provisions on page 9.

NONNATURAL PERSON

Any group or entity that is not a living person, such as a trust or corporation.

OWNER

The Owner is the person who possesses all rights under the Contract. The Owner is named on page 3. Please see "Ownership" provisions on page 9.

PREMIUM TAX

Any Premium Taxes levied by a state or other governmental entity will be charged against this Contract. When Premium Tax is assessed after the Purchase Payment is applied, it will be deducted as described on page 3.

PURCHASE PAYMENT

A Purchase Payment is money Received by the Company and applied to the Contract.

RECEIVED BY THE COMPANY

The phrase "Received by the Company" means receipt by the Company in good order at its Home Office, 700 SW Harrison Street, Topeka, Kansas 66636-0001.

SEPARATE ACCOUNT

The Separate Account, shown on page 3 is a separate account established and maintained by the Company under Kansas law. The Separate Account is registered with the Securities and Exchange Commission under the Investment Company Act of 1940 as Unit Investment Trust. It was established by the Company to support variable annuity contracts. The Company owns the assets of the Separate Account and maintains them apart from the assets of its general account and its other separate accounts. The assets held in the Separate Account equal to the reserves and other Contract liabilities with respect to the Separate Account may not be charged with liabilities arising from any other business the Company may conduct.

                                      -5-                              BP 602321

--------------------------------------------------------------------------------
DEFINITIONS (Continued)
--------------------------------------------------------------------------------

SEPARATE ACCOUNT (Continued)

Income and realized and unrealized gains and losses from assets in the Separate Account are credited to, or charged against, the Separate Account without regard to the income, gains or losses from the Company's general account or its other separate accounts. The Separate Account is divided into Series shown on page 3. Income and realized and unrealized gains and losses from assets in each Series are credited to, or charged against, the Series without regard to income, gains or losses in the other Series. The Company has the right to transfer to its general account any assets of the Separate Account that are in excess of the reserves and other Contract liabilities with respect to the Separate Account. The value of the assets in the Separate Account on each Valuation Date is determined as of the end of each Valuation Date.

SERIES

The Separate Account is divided into Series which invest in shares of mutual funds. Each Series may invest its assets in a separate class or series of a designated mutual fund or funds. The Series are shown on page 3. Subject to the regulatory requirements then in force, the Company reserves the right to:

1.  change or add designated mutual funds or other investment vehicles;

2.  add, remove or combine Series;

3. add, delete or make substitutions for securities that are held or purchased by the Separate Account or any Series;

4.  operate the Separate Account as a management investment company;

5. combine the assets of the Separate Account with other Separate Accounts of the Company or an affiliate thereof;

6. restrict or eliminate any voting rights of the Owner with respect to the Separate Account or other persons who have voting rights as to the Separate Account; and

7.  terminate and liquidate any Series.

If any of these changes result in a material change to the Separate Account or a Series, the Company will notify the Owner of the change. The Company will not change the investment policy of any Series in any material respect without complying with the filing and other procedures of the insurance regulators of the state of issue.

SERIES NET ASSET VALUE

The Series Net Asset Value is equal to: (1) the net asset value of all share of the underlying mutual fund held by the Series; plus (2) any cash or other assets; less (3) all liabilities of the Series.

VALUATION DATE

A Valuation Date is each day the New York Stock Exchange and the Company's Home Office are open for business.

VALUATION PERIOD

A Valuation Period is the interval of time from one Valuation Date to the next Valuation Date.

V6023C (1-98)                         -6-                              BP 602331

--------------------------------------------------------------------------------
GENERAL PROVISIONS
--------------------------------------------------------------------------------

THE CONTRACT

The entire Contract between the Owner and the Company consists of this Contract, the attached Application, and any Amendments, Endorsements or Riders to the Contract. All statements made in the Application will, in the absence of fraud, as ruled by a court of competent jurisdiction, be deemed representations and not warranties. The Company will use no statement made by or on behalf of the Owner or the Annuitant to void this Contract unless it is in the written Application. Any change in the Contract can be made only with the written consent of the President, a Vice President, or the Secretary of the Company.

The Purchase Payment(s) and the Application must be acceptable to the Company under its rules and practices. If they are not, the Company's liability shall be limited to a return of the Purchase Payment(s).

COMPLIANCE

The Company reserves the right to make any change to the provisions of this Contract or comply with or give the Owner the benefit of any federal or state statute, rule or regulation. This includes, but is not limited to, requirements for annuity contracts under the Internal Revenue Code or the laws of any state. The Company will provide the Owner with a copy of any such change and will also file such a change with the insurance regulatory officials of the state in which the Contract is delivered.

MISSTATEMENT OF AGE OR SEX

If the age or sex of the Annuitant has been misstated, payments shall be adjusted, when allowed by law, to the amount which would have been provided for the correct age or sex. Proof of the age of an Annuitant may be required at any time, in a form suitable to the Company. If payments have already commenced and the misstatement has caused an underpayment, the full amount due will be paid with the next scheduled payment. If the misstatement has caused an overpayment, the amount due will be deducted from one or more future payments.

EVIDENCE OF SURVIVAL

When any payments under this Contract depend on the payee being alive on a given date, proof that the payee is living may be required by the Company. Such proof must be in a form accepted by the Company, and may be required prior to making the payments.

INCONTESTABILITY

This Contract will not be contested after it has been in force for two years from the Contract Date during the life of the Owner.

ASSIGNMENT

Please refer to page 3 to see if this Contract may be assigned. If it may be assigned, no Assignment under this Contract is binding unless Received by the Company in writing. The Company assumes no responsibility for the validity, legality, or tax consequences of any Assignment. The Assignment will be subject to any payment made or other action taken by the Company before the Assignment is Received by the Company. Once filed, the right of the Owner, Annuitant and Beneficiary are subject to the Assignment. Any claim is subject to proof of interest of the assignee.

                                      -7-                              BP 602331

--------------------------------------------------------------------------------
GENERAL PROVISIONS (Continued)
--------------------------------------------------------------------------------

TRANSFERS

The Owner may Transfer Contract Value among the General Account and Series subject to the following.

The Owner may make only 14 transfers per Contract Year. Transfers are not allowed within 30 days of the Annuity Commencement Date. Automatic Transfers are not included in the 14 transfers allowed per Contract Year. After the Annuity Commencement Date, for Annuity Options 1 through 4, 7 and 8, the Owner may Transfer Contract Value only among Series.

The Company reserves the right to: (1) limit the amount that may be subject to Transfer; (2) waive or limit the number of Transfers allowed each Contract Year; and (3) suspend Transfers. Transfers must be at least $500.00 or, if less, the remaining balance in the General Account or a Series.

The total dollar amount that may be Transferred from the General Account in a Contract Year is limited to the greatest of:

1.  $5,000;

2. 1/3 of the General Account Contract Value on the date the Transfer request is Received by the Company; or

3. 120% of the dollar amount Transferred from the General Account in the prior Contract Year.

The Company reserves the right for a period of time to allow Transfers from the General Account in amounts that exceed the limits set forth above. In any Contract Year following a Contract Year during which such limits were waived, the total dollar amount that may be Transferred is the greatest of 1 above; 2 above; or

3.  120% of the lesser of:

    a. the dollar amount Transferred from the General Account in the prior Contract Year; or

    b. the maximum total dollar amount that would have been allowed in the prior Contract Year under the Transfer provisions above absent the waiver.

The Company will effect a Transfer to or from a Series on the basis of Accumulation Unit Value (or Annuity Unit Value) determined as of the end of the Valuation Period in which the Transfer is effected. The Company will effect a Transfer from the General Account on the basis of General Account Contract Value as of the end of the Valuation Period in which the Transfer is effected.

The Company reserves the right to delay Transfers from the General Account for up to 6 months as required by most states. The Company will notify you if there will be a delay.

CLAIMS OF CREDITORS

The Contract Value and other benefits under this Contract are exempt from the claims of creditors of the Owner to the extent allowed by law.

NONFORFEITURE VALUES

The Death Benefits, Withdrawal Values and Annuity Payout Values will at least equal the minimum required by law.

PARTICIPATION

The Company pays dividends on some of its contracts. However, the Company does not expect dividends to become payable on this Contract. At the end of each Contract Year the Company will determine the Contract's dividend, if any. The Owner may choose to have it: (1) added to Contract Value; or (2) paid in cash. If no choice is made, any dividend will be added to Contract Value.

V6023D (1-98)                         -8-                              BP 602341

--------------------------------------------------------------------------------
GENERAL PROVISIONS (Continued)
--------------------------------------------------------------------------------

STATEMENTS

At least once each Contract Year the Owner shall be sent a statement including the current Contract Value and any other information required by law. The Owner may send a written request for a statement at other intervals. The Company may charge a reasonable fee for such statements.

--------------------------------------------------------------------------------
OWNERSHIP, ANNUITANT AND BENEFICIARY PROVISIONS
--------------------------------------------------------------------------------

OWNERSHIP

During the Owner's lifetime, all rights and privileges under the Contract may be exercised only by the Owner. If the purchaser names someone other than himself or herself as Owner, the purchaser has no rights in the Contract. No Owner may be older than age 90 on the Contract Date.

JOINT OWNERSHIP

If a Joint Owner is named in the application, then the Owner and Joint Owner share an undivided interest in the entire Contract as joint tenants with rights of survivorship. When an Owner and Joint Owner have been named, the Company will honor only requests for changes and the exercise of other Ownership rights made by both the Owner and Joint Owner. When a Joint Owner is named, all references to "Owner" throughout this Contract should be construed to mean both the Owner and Joint Owner, except for the "Statements" provision above and the "Death Benefit Provisions" on pages 15 and 16.

ANNUITANT

The Annuitant is named on page 3. The Owner may change the Annuitant prior to the Annuity Commencement Date. The request for this change must be made in writing and Received by the Company at least 30 days prior to the Annuity
Commencement Date. No Annuitant may be named who is older than the Maximum Annuitant Age shown on page 3 on the Contract Date. When the Annuitant dies prior to the Annuity Commencement Date, the Owner must name a new Annuitant within 30 days or, if sooner, by the Annuity Commencement Date, except where the Owner is a Nonnatural Person. If a new Annuitant is not named, the Owner becomes the Annuitant.

PRIMARY AND SECONDARY BENEFICIARIES

The Primary Beneficiary is named on page 3. The Owner may change any Beneficiary as described in "Ownership and Beneficiary Changes" below. If the Primary Beneficiary dies prior to the Owner, the Secondary Beneficiary becomes the Primary Beneficiary. Unless the Owner directs otherwise, when there are two or more Primary Beneficiaries, they will receive equal shares.

OWNERSHIP AND BENEFICIARY CHANGES

Subject to the terms of any existing Assignment, the Owner may name a new Owner, a new Primary Beneficiary or a new Secondary Beneficiary. Any new choise of Owner, Primary Beneficiary or Secondary Beneficiary will revoke any prior choice. Any change must be made in writing and recorded at the Home Office. The change will become effective as of the date the written request is signed, whether or not the Owner is living at the time the change is recorded. A new choice of Primary Beneficiary or Secondary Beneficiary will not apply to any payment made or action taken by the Company prior to the time it was recorded. The Company may require the Contract be returned so these changes may be made.

                                      -9-                              BP 602341

--------------------------------------------------------------------------------
PURCHASE PAYMENT PROVISIONS
--------------------------------------------------------------------------------

FLEXIBLE PURCHASE PAYMENTS

The Contract becomes in force on the Contract Date. The Owner is not required to continue Purchase Payments in the amount or frequency originally planned. The Owner may: (1) increase or decrease the amount of Purchase Payments, subject to any Contract limits; or (2) change the frequency of Purchase Payments. A change in frequency or amount of Purchase Payments does not require a written request. If no Purchase Payment is received during the 180-day period beginning on the Contract Date, the Contract will automatically terminate.

PURCHASE PAYMENT LIMITATIONS

Purchase Payments exceeding $1,000,000 will not be accepted without prior approval by the Company. The Minimum Subsequent Purchase Payment amount is shown on page 3.

PURCHASE PAYMENT ALLOCATION

Purchase Payments may be allocated among the General Account and the Series. The allocations may be a whole dollar amount or whole percentage. However, no less than $25 per Purchase Payment may be allocated to any Account. The Owner may change the allocations by written notice to the Company.

PLACE OF PAYMENT

All Purchase Payments under this Contract are to be paid to the Company at its Home Office. Purchase Payments after the initial Purchase Payment are applied as of the end of the Valuation Period during which they are Received by the Company.

--------------------------------------------------------------------------------
CONTRACT VALUE AND EXPENSE PROVISIONS
--------------------------------------------------------------------------------

CONTRACT VALUE

On any Valuation Date, the Contract Value is the sum of: (1) the Separate Account Contract Value; and (2) the General Account Contract Value. At any time after the first Contract Year and before the Annuity Commencement Date, the Company reserves the right to pay to the Owner the Contract Value as a lump sum if it is below $2,000.

GENERAL ACCOUNT CONTRACT VALUE

On any Valuation Date, the General Account Contract Value is equal to the first Purchase Payment allocated under the Contract to the General Account:

PLUS:

1. any other Purchase Payments allocated under the Contract to the General Account;

2.  any Transfers from the Separate Account to the General Account; and

3.  any interest credited to the General Account.

LESS:

1. any Withdrawals and applicable Withdrawal Charges deducted from the General Account;

2.  any Transfers from the General Account to the Separate Account;

3.  any applicable Premium Taxes;

4.  any Annual Administrative Fee deducted from General Account Contract Value;

5. any General Account Contract Value which is applied to any of Annuity Options 1 through 4, 7 and 8; and

6. any Annuity Payments made from General Account Contract Value under Annuity Options 5 and 6.

V6023E (1-98)                         -10-                             BP 602351

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CONTRACT VALUE AND EXPENSE PROVISIONS (Continued)
--------------------------------------------------------------------------------

GENERAL ACCOUNT INTEREST CREDITING

The Company shall credit interest on General Account Contract Value at an annual rate at least equal to the Minimum Guaranteed Rate shown on page 3. Also, the Company may in its sole judgment credit Current Interest at a rate in excess of the Minimum Guaranteed Rate.

The Company may credit Current Interest on Contract Value that was allocated or Transferred to the General Account during one period at a different rate than amounts allocated or Transferred to the General Account in another period. Therefore, at any time, portions of General Account Contract Value may be earning Current Interest at different rates based upon the period during which such portions were allocated or Transferred to the General Account.

SEPARATE ACCOUNT CONTRACT VALUE

On any Valuation Date, the Separate Account Contract Value is the sum of the then current value of the Accumulation Units allocated to each Series for this Contract.

ACCUMULATION UNIT VALUE

The initial Accumulation Unit Value for each Series was set at $10. The Accumulation Unit Value for any subsequent Valuation Date is equal to (1) multiplied by (2) where:

1. is the Accumulation Unit Value determined on the immediately preceding Valuation Date; and

2. is the Net Investment Factor on the Valuation Date with respect to which the Accumulation Unit Value is being determined.

NET INVESTMENT FACTOR

The Net Investment Factor for any Series as of the end of any Valuation Period is determined by dividing (1) by (2) and subtracting (3) from the result, where;

1.  is equal to:

    a. the net asset value per share of the mutual fund held in the Series found as of the end of the current Valuation Period; plus

    b. the per share amount of any dividend or capital gain distributions paid by the Series' underlying mutual fund that is not included in the net asset value per share; plus or minus

    c. a per share charge or credit for any taxes reserved for, which the Company deems to have resulted from the operation of the Separate Account or the Subaccounts; operations of the Company with respect to the Contract; or the payment of the premiums or acquisition costs under the Contract.

2. is the net asset value per share of the Series' underlying mutual fund as of the end of the prior Valuation Period.

3. is the daily factor representing the Mortality and Expense Risk Charge which is deducted from the Separate Account.

Underlying mutual funds may declare dividends on a daily basis and pay such dividends once a month. The Net Investment Factor allows for the monthly reinvestment of these daily dividends. As described above, the gains and losses from each Series are credited to or charged against the Series without regard to the gains or losses in the Company or other Series.

                                      -11-                             BP 602351

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CONTRACT VALUE AND EXPENSE PROVISIONS (Continued)
--------------------------------------------------------------------------------

DETERMINING ACCUMULATION UNITS

The number of Accumulation Units allocated to a Series under this Contract is found by dividing; (1) the amount allocated to the Series; by (2) the Accumulation Unit Value for the Series as of the end of the Valuation Period during which the amount is applied under the Contract. The number of Accumulation Units allocated to a Series under the Contract will not change as a result of investment experience. Events that change the number of Accumulation Units are:

1.  Purchase Payments that are applied to the Series;

2.  Contract Value that is Transferred into or out of the Series;

3. Withdrawals and any applicable Withdrawal Charges that are deducted from the Series;

4.  Premium Taxes that are deducted from the Series; and

5.  Annual Administrative Fees that are deducted from the Series.

MORTALITY AND EXPENSE RISK CHARGE

The Company will deduct the Mortality and Expense Risk Charge shown on page 3. This charge will be computed and deducted from each Series on each Valuation Date. This charge is factored into the Accumulation Unit and Annuity Unit Values on each Valuation Date.

PREMIUM TAX EXPENSE

The Company reserves the right to deduct Premium Tax when due or any time thereafter. Any applicable Premium Taxes will be deducted as described on page 3.

ADMINISTRATIVE CHARGE

The Company will deduct from Contract Value the Annual Administrative Fee in the amount and manner shown on page 3. No Annual Administrative Fee is deducted on or after the Annuity Commencement Date if one of Annuity Options 1 through 4, 7 or 8 is chosen. The Annual Administrative Fee and other charges may be waived or reduced uniformly on all Contracts issued under certain plans or arrangements which are expected to result in administrative cost savings.

MUTUAL FUND EXPENSES

Each Series invests in shares of a mutual fund. The net asset value per share of each underlying fund reflects the deduction of any investment advisory and administration fees and other expenses of the fund. These fees and expenses are not deducted from the assets of a Series, but are paid by the underlying funds. The Owner indirectly bears a pro rata share of such fees and expenses. An underlying fund's fees and expenses are not specified or fixed under the terms of this Contract.

--------------------------------------------------------------------------------
WITHDRAWAL PROVISIONS
--------------------------------------------------------------------------------

WITHDRAWALS

A full or partial Withdrawal of Contract Value is allowed at any time while the Owner is living. This provision is subject to any federal or state Withdrawal restrictions.

Upon the Owner's request for a full Withdrawal, the Company will pay the Withdrawal Value in a lump sum, and the Contract will terminate.

All Withdrawals must meet the following conditions.

1. The request for Withdrawal must be Received by the Company in writing or under other methods allowed by the Company, if any.

2. The Owner must apply: (a) while this Contract is in force; and (b) prior to the Annuity Commencement Date.

3.  The amount Withdrawn must be at least $25, except upon a full Withdrawal.

V6023F (1-98)                         -12-                             BP 602361

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WITHDRAWAL PROVISIONS (Continued)
--------------------------------------------------------------------------------

WITHDRAWALS (Continued)

A partial Withdrawal request must state the allocations for deducting the Withdrawal from each Account. If no allocation is specified, the partial Withdrawal will be deducted from the Accounts in the order described on page 3, "Method for Deductions."

WITHDRAWAL VALUE

The Withdrawal Value at any time will be the Contract Value less: (1) any Premium Taxes due or paid by the Copmany; (2) any Anual Adminsitrative Fee; and
(3) any Withdrawal Charges.

WITHDRAWAL CHARGES

If part or all of the Contract Value is Withdrawn, Withdrawal Charges may be applied at the time of Withdrawal. The Withdrawal Charge is applied to the lesser of: (1) the amount withdrawn; or (2) the amount of Purchase Payments. The amount of the charge is based on the Contract Year in which the Withdrawal is made. See the Withdrawal Charges shown on page 3. For the purpose of determining the Withdrawal Charges, Purchase Payments are withdrawn before Earnings on a first in first out basis. The Withdrawal Charge will not be assessed against:

1.  any Free Withdrawal amounts;

2.  any Free Systematic Withdrawal amounts;

3.  any amounts remaining after all Purchase Payments are withdrawn;

4.  payments under Annuity Options 1 through 4 and 8;

5. payments under Annuity Options 5 through 7 provided that Annuity Payments are made for at least 7 years.

The Withdrawal Charge will be assessed against Contract Value allocated to the Series and the General Account in the same proportion as the Withdrawal is allocated.

FREE WITHDRAWALS

A Free Withdrawal is a Withdrawal amount which is not subject to Withdrawal Charges. One Free Withdrawal may be made in each Contract Year after the first Contract Year. The Maximum Free Withdrawal amount is equal to the Free Withdrawal Percentage shown on page 3, times the Contract Value on the Valuation Date the Withdrawal request is Received by the Company. The Free Withdrawal amount is applied only to the first Withdrawal in a Contract Year. A Free
Withdrawal is not available in any Contract Year that Free Systematic Withdrawals have been made. Unused Free Withdrawal amounts are not carried from one Contract Year to the next.

SYSTEMATIC WITHDRAWALS

Systematic Withdrawals are automatic periodic Withdrawals from the Contract in substantially equal amounts made while the Owner is living prior to the Annuity Commencement Date.

Systematic Withdrawals are available after the first Contract Year. Systematic Withdrawals are available, however, during the first Contract Year if Contract Value is $40,000 or more on the date the Systematic Withdrawal request is Received by the Company.

                                      -13-                             BP 602361

--------------------------------------------------------------------------------
WITHDRAWAL PROVISIONS (Continued)
--------------------------------------------------------------------------------

SYSTEMATIC  WITHDRAWALS (Continued)

In order to start Systematic Withdrawals, the Owner must make the request in writing. Systematic Withdrawals are subject to any applicable Withdrawal Charge, except as discussed under "Free Systematic Withdrawals," below. The Minimum Systematic Withdrawal amount is shown on page 3. The Owner must choose the type of payment and its frequency. The Systematic Withdrawal request must state the allocations for deducting the Withdrawals from each Account. If no allocation is specified, the Withdrawals will be deducted from the Accounts in the order described on page 3, "Method for Deduction." The payment type may be: (1) a percentage of Contract Value; (2) a specified dollar amount; (3) over a fixed period of time; (4) all earnings in the Contract; or (5) based upon the life expectancy of the Owner or the Owner and a Beneficiary. The payment frequency may be: (1) monthly; (2) quarterly; (3) semiannually; or (4) annually. Systematic Withdrawals may be stopped or changed by the Owner upon proper written request Received by the Company at least 30 days in advance of the requested date of termination or change. The Company reserves the right to stop, modify or suspend Systematic Withdrawals at any time.

FREE SYSTEMATIC WITHDRAWALS

Free Systematic Withdrawals are not subject to a Withdrawal Charge. The Amount of Free Systematic Withdrawals available is a Contract Year is as follows: an amount equal to the Free Withdrawal Percentage shown on page 3, times the Contract Value on the Valuation Date the First Systematic Withdrawal Request in such Contract Year is Received by the Company. Systematic Withdrawals are not available in any Contract Year in which a Free Withdrawal has been made. Systematic Withdrawals that exceed the Free Systematic Withdrawal amount will incur a Withdrawal Charge.

DATE OF REQUEST

The Company will effect a Withdrawal of Separate Account Contract Value on the basis of Accumulation Unit Value determined as of the end of the Valuation Period in which all the required information is Received by the Company. The Company will effect a Systematic Withdrawal of Separate Account Contract Value on the basis if Accumulation Unit Value determined as of the end of the Valuation Period during which such Withdrawal is scheduled.

PAYMENT OF WITHDRAWAL BENEFITS

The Company reserves the right to suspend a Transfer or delay payment of a Withdrawal from the Separate Account for any period:

1.  when the New York Stock Exchange is closed; or

2.  when trading on the New York Stock Exchange is restricted; or

3. when an emergency exists as a result of which: (a) disposal of securities held in the Separate Account is not reasonably practicable; or (b) it is not reasonably practicable to fairly value the net assets of the Separate Account; or

4. during any other period when the Securities and Exchange Commission, by order, so permits to protect owners of securities.

Rules and regulations of the Securities and Exchange Commission will govern as to whether the conditions set forth above exist.

The Company further reserves the right to delay payment of a Withdrawal from the General Account for up to six months as required by most states. The Company will notify you if there will be a delay.

V6023G (1-98)                         -14-                             BP 602371

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DEATH BENEFIT PROVISIONS
--------------------------------------------------------------------------------

DEATH BENEFIT

If any Owner dies prior to the Annuity Commencement Date, a Death Benefit will be paid to the Designated Beneficiary when due Proof of Death and instructions regarding payment are Received by the Company. If an Owner is a Nonnatural Person, then the Death Benefit will be paid in the event of the death of the Annuitant or any Joint Owner that is a natural person prior to the Annuity Commencement Date. Further, if an Owner is a Nonnatural Person, the amount of the Death Benefit is based on the age of the Annuitant or any Joint Owner that is a natural person on the Contract Date.

If the age of each Owner was 75 or younger on the Contract Date, the Death Benefit will be the greatest of: (1) the sum of all Purchase Payments, less any Premium Taxes due or paid by the Company and less the sum of all partial Withdrawals; (2) the Contract Value on the date due Proof of Death and instructions regarding payment are Received by the Company, less any Premium Taxes due or paid by the Company; or (3) the Stepped-Up Death Benefit described below.

The Stepped-Up Death Benefit is:

1. the largest Death Benefit on any Contract Anniversary that is both an exact multiple of six and occurs prior to the oldest Owner reaching age 76; plus

2.  any  Purchase   Payments   received  since  the  applicable  sixth  Contract
    Anniversary; less

3. any reductions caused by Withdrawals since the applicable sixth Contract Anniversary; less

4.  any Premium Taxes due or paid by the Company.

If the age of any Owner on the Contract Date was 76 or older, the Death Benefit will be the greater of: (1) the sum of all Purchase Payments, less any premium taxes due or paid by the Company and less the sum of all partial Withdrawals; or
(2) the Contract Value on the date due Proof of Death and instructions regarding payment are Received by the Company, less any Premium Taxes due or paid by the Company.

If a lump sum payment is requested, the payment will be made in accordance with any laws and regulations that govern the payment of Death Benefits.

PROOF OF DEATH

Any of the following will serve as Proof of Death;

1.  certified copy of the death certificate;

2. certified decree of a court of competent jurisdiction as to the finding of death;

3.  written statement by a medical doctor who attended the deceased Owner; or

4.  any proof accepted by the Company.

DISTRIBUTION RULES

The entire Death Benefit with any interest shall be paid within 5 years after the death of any Owner, except as provided below. In the event that the Designated Beneficiary elects an Annuity Option, the length of time for the payment period may be longer than 5 years if: (1) the Designated Beneficiary is a natural person; (2) the Death Benefit is paid out under Annuity Options 1 through 8; (3) payments are made over a period that does not exceed the life or life expectancy of the Designated Beneficiary; and (4) Annuity Payments begin within one year of the death of the Owner. If the deceased Owner's spouse is the sole Designated Beneficiary, the spouse shall become the sole Owner of the Contract. He or she may elect to: (1) keep the Contract in force until the sooner of the spouse's death or the Annuity Commencement Date; or (2) receive the Death Benefit.

                                      -15-                             BP 602371

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DEATH BENEFIT PROVISIONS (Continued)
--------------------------------------------------------------------------------

DISTRIBUTION RULES (Continued)

If any Owner dies after the Annuity Commencement Date, Annuity Payments shall continue to be paid at least as rapidly as under the method of payment being used as of the date of the Owner's death.

If the Owner is a Nonnatural Person, the distribution rules set forth above apply in the event of the death of, or a change in, the Annuitant. This Contract is deemed to incorporate any provision of Section 72(s) of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor provision. This Contract is also deemed to incorporate any other provision of the Code deemed necessary by the Company, in its sole judgment, to qualify this Contract as an annuity. The application of the distribution rules will be made in accordance with Code
Section 72(s), or any successor provision, as interpreted by the Company in its sole judgment.

The foregoing distribution rules do not apply to a Contract which is: (1) provided under a plan described in Code section 401(a); (2) described in Code section 403(b); (3) an individual retirement annuity or provided under an individual retirement account or annuity; or (4) otherwise exempt from the Code
Section 72(s) distribution rules.

--------------------------------------------------------------------------------
ANNUITY PAYMENT PROVISIONS
--------------------------------------------------------------------------------

ANNUITY COMMENCEMENT DATE

The Owner may choose the Annuity Commencement Date at the time of application. The Annuity Commencement Date may not be prior to the third Contract Anniversary. If no Annuity Commencement Date is chosen, the Company will use the later of: (1) the oldest Annuitant's sixty-fifth birthday; or (2) the tenth Contract Anniversary, but in no event later than the oldest Annuitant's 95th birthday. The Annuity Commencement Date must be prior to the oldest Annuitant's 95th birthday.

The Annuity Commencement Date is the date the first payment will be made to the Annuitant under any of the Annuity Options.

CHANGE OF ANNUITY COMMENCEMENT DATE

The Owner may change the Annuity Commencement Date. A request for the change must be made in writing. The written request must be Received by the Company at least 30 days prior to the new Annuity Commencement Date as well as 30 days prior to the previous Annuity Commencement Date.

ANNUITY START AMOUNT

The Annuity Start Amount is applied to one of the Annuity Options listed on page
19. The Annuity Start Amount is: (1) the Contract Value on the Annuity Commencement Date; less (2) any Premium Taxes due or paid by the Company; and less (3) if one of the Annuity Options 1 through 4, 7 or 8 is chosen, a pro rata Administrative Fee. Unless otherwise directed by the Owner, Annuity Start Amount derived from General Account Contract Value will be applied to purchase a Fixed Annuity Option; that derived from Separate Account Contract Value will be applied to purchase a Variable Annuity Option.

V6023H (1-98)                         -16-                             BP 602381

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ANNUITY PAYMENT PROVISIONS (Continued)
--------------------------------------------------------------------------------

WITHDRAWAL CHARGES

Withdrawal Charges are not applied to: (1) Annuity payments made under Annuity Options 1 through 4 and 8; or (2) those made under annuity Options 5 through 7 that provide for payments over a period of at least 7 years. Withdrawal Charges are applied to annuity payments under Annuity Options 5 through 7 that provide for payments over a period of less than 7 years. See "Withdrawal Provisions" on pages 12-14.

ANNUITY TABLES

The Annuity Payments under Annuity Options 1 through 4 and 8 are based upon the 1983 Table "A" mortality table. The amount of each Annuity Payment for Annuity Options 1 through 4 and 8 will depend on the Annuitant's sex and age on the Annuity Commencement Date.

For Fixed Annuity Payments, Tables A through C below show the guaranteed minimum amount for each monthly Annuity Payment per $1,000 of Annuity Start Amount for Annuity Options 1 through 4, 7 and 8. Tables A and B are based upon the 1983 Table "A" mortality table and an interest rate of 3% per year.

For Variable Annuity Payments, the first Annuity Payment for Annuity Options 1 through 4 and 8 is determined by reference to the 1983 Table "A" mortality table and an assumed interest rate of 3.5% per year and, for Option 7, by reference to Table C below.

Tables A and B assume 1900 as the year of birth of the Annuitant. To use Tables A and B for an Annuitant born after 1900, the actual age is reduced by 0.1 (one-tenth) of a year for each year the year of birth exceeds 1900. For an Annuitant with a birth year prior to 1900, the actual age is increased in a like manner. The actual age (in completed months) reduced or increased becomes the "adjusted age of the Annuitant." The guaranteed payout rate is then found by interpolating the Annuitant's adjusted age between the ages shown in the Tables. On request the Company will furnish the amount of monthly Annuity Payment per $1,000 applied for any age.

For Annuity Options 5 through 7, annuity rates based on age and sex are not used to calculate Annuity Payments. Annuity Payments for options 5 and 6 are computed without reference to the Annuity Tables.

ANNUITY PAYMENTS

The Annuity Option is shown on page 3. The Owner may choose any form of Annuity Option that is allowed by the Company. The Owner may choose an Annuity Option by written request. This request must be Received by the Company at least 30 days prior to the Annuity Commencement Date. Several Annuity Options are listed on page 19. No Annuity Option can be selected that requires the Company to make periodic payments of less than $50. If no Annuity Option is chosen prior to the Annuity Commencement Date, the Company will use Life with 10-Year Fixed Period Option. Each Annuity Option allows for making Annuity Payments annually, semiannually, quarterly or monthly.

CHANGE OF ANNUITY OPTION

Prior to the Annuity Commencement Date, the Owner may change the Annuity Option chosen. The Owner must request the change in writing. This request must be Received by the Company at least 30 days prior to the Annuity Commencement Date.

FIXED ANNUITY PAYMENTS

With respect to Fixed Annuity Payments, the amounts shown on the Tables are the guaranteed minimum for each Annuity Payment for Annuity Options 1 through 4, 7 and 8.

                                      -17-                             BP 602381

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ANNUITY PAYMENT PROVISIONS (Continued)
--------------------------------------------------------------------------------

VARIABLE ANNUITY PAYMENTS

With respect to Variable Annuity Payments, the guaranteed minimum first Annuity Payment for Annuity Options 1 through 4, 7 and 8 are determined as discussed on page 17. The amount of each Annuity Payment after the first for these options is computed by means of Annuity Units.

ANNUITY UNITS

The number of Annuity Units is found by dividing the first Annuity Payment by the Annuity Unit Value for the selected Series on the Annuity Commencement Date. The number of Annuity Units for the Series then remains constant, unless a Transfer of Annuity Units is made. After the first Annuity Payment, the dollar amount of each subsequent Annuity Payment is equal to the number of Annuity Units times the Annuity Unit Value for the Series on the due date of the Annuity Payment.

The Annuity Unit value for each Series was first set at $1.00. The Annuity Unit Value for any subsequent Valuation Date is equal to a) times (b) times (c), where:

(a)  is the Annuity Unit Value on the immediately preceding Valuation Date;

(b)  is the Net Investment Factor for the day;

(c) is a factor used to adjust for an assumed interest rate of 3.5% per year used to determine the Annuity Payment amounts. The assumed interest rate is reflected in the Annuity Tables.

NET INVESTMENT FACTOR

The Net Investment Factor for any Series as of the end of any Valuation Period is determined by dividing (1) by (2) and subtracting (3) from the result, where:

1.  is equal to:

    a. the net asset value per share of the mutual fund held in the Series, found as of the end of the current Valuation Period; plus

    b. the per share amount of any dividend or capital gain distributions paid by the Series' underlying mutual fund that is not included in the net asset value per share; plus or minus

    c. a per share charge or credit for any taxes reserved for, which the Company deems to have resulted from the operation of the Separate Account or Series; the operations of the Company with respect to the Contract; or the payment of premium or acquisition costs under the Contract.

2. is the net asset value per share of the Series' underlying mutual fund as found as of the end of the prior Valuation Period.

3. is a factor representing the Mortality and Expense Risk Charge which is deducted from the Separate Account.

Underlying mutual funds may declare dividends on a daily basis and pay such dividends once a month. The Net Investment Factor allows for the monthly reinvestment of these daily dividends. As described above, the gains and losses from each Series are credited or charged against the Series without regard to the gains or losses in the Company or other Series.

ALTERNATE ANNUITY OPTION RATES

The Company may, at the time of election of an Annuity Option, offer more favorable rates in lieu of the guaranteed rates shown in the Annuity Tables.

V6023I (1-98)                         -18-                             BP 602391

--------------------------------------------------------------------------------
ANNUITY PAYMENT PROVISIONS (Continued)
--------------------------------------------------------------------------------

ANNUITY OPTIONS

OPTION 1 LIFE OPTION: This option provides payments for the life of the Annuitant. Table A shows some of the guaranteed rates for this option.

OPTION 2 LIFE WITH FIXED PERIOD OPTION: This option provides payments for the life of the Annuitant. A fixed period of 5, 10, 15 or 20 years may be chosen. Payments will be made to the end of this period even if the Annuitant dies prior to the end of the period. If the Annuitant dies before receiving all the payments during the fixed period, the remaining payments will be made to the Designated Beneficiary. Table A shows some of the guaranteed rates for this option.

OPTION 3 LIFE WITH INSTALLMENT OR UNIT REFUND OPTION: This option provides payments for the life of the Annuitant with a period certain determined by dividing the Annuity Start Amount by the amount of the first payment. A fixed number of payments will be made even if the Annuitant dies. If the Annuitant dies before receiving the fixed number of payments, any remaining payments will be made to the Designated Beneficiary. Table A shows some of the guaranteed rates for this option.

OPTION 4 JOINT AND LAST SURVIVOR OPTION: This option provides payments for the life of the Annuitant and Joint Annuitant. Payments will be made as long as either is living. Table B shows some of the guaranteed rates for this option.

OPTION 5 FIXED PERIOD OPTIONS: This option provides payments for a fixed number of years between 5 and 20. The amount of each payment is determined by dividing Contract Value on the Valuation Date the payment is made by the number of remaining payments. If the Contract Value is held in the General Account, then the amount of the payments will vary as a result of the interest rate (as adjusted periodically) credited on the General Account. This rate is guaranteed to be no less than the Guaranteed Rate shown on page 3. If the Contract Value is held in the Separate Account, then the amount of the payments will vary as a result of the investment performance of the Series chosen. If all the Annuitants die before receiving the fixed number of payments, any remaining payments will be made to the Designated Beneficiary.

OPTION 6 FIXED PAYMENT OPTION: This option provides a fixed payment amount. This amount is paid until the amount applied, including daily interest adjustments, is paid. If the Contract Value is held in the General Account, then the number of payments will vary as a result of the interest rate (as adjusted periodically) credited on the General Account. This rate is guaranteed to be no less than the Guaranteed Rate shown on page 3. If the Contract Value is held in the Separate Account, then the number of payments will vary as a result of the investment performance of the Series chosen. If all the Annuitants die before receiving all the payments, any remaining payments will be made to the Designated Beneficiary.

OPTION 7 PERIOD CERTAIN OPTION: This option provides payments for a fixed period of 5, 10, 15 or 20 years. Payments will be made until the end of this period. If the Annuitant dies prior to the end of the period, the remaining payments will be made to the Designated Beneficiary. Table C shows some of the guaranteed rates for this option.

OPTION 8 JOINT AND CONTINGENT SURVIVOR OPTION: This option provides payments for the life of the primary Annuitant. Payments will be made to the primary Annuitant as long as he or she is living. Upon the death of the primary Annuitant, payments will be made to the contingent Annuitant as long as he or she is living. If the contingent Annuitant is not living upon the death of the primary Annuitant, no further payments will be made. Table B shows some of the guaranteed rates for this option.

                                      -19-                             BP 602391

                                 ANNUITY TABLES
--------------------------------------------------------------------------------
                                     TABLE A

                     SETTLEMENT OPTIONS ONE, TWO, AND THREE
            MINIMUM MONTHLY INSTALLMENTS PER $1,000 OF AMOUNT APPLIED

                                          Option Two
Adjusted Age     Option One         Life with Fixed Period          Option Three
of Annuitant      Life Only      5        10       15       20      Unit Refund
--------------------------------------------------------------------------------
    MALE
     55             4.70        4.68     4.62     4.53     4.39         4.42
     56             4.80        4.78     4.72     4.61     4.45         4.50
     57             4.91        4.89     4.82     4.69     4.51         4.58
     58             5.03        5.00     4.92     4.78     4.58         4.67
     59             5.15        5.12     5.03     4.87     4.64         4.76

     60             5.28        5.25     5.14     4.96     4.71         4.86
     61             5.42        5.39     5.26     5.06     4.78         4.96
     62             5.57        5.53     5.39     5.16     4.84         5.07
     63             5.74        5.69     5.52     5.26     4.90         5.19
     64             5.91        5.85     5.66     5.36     4.96         5.30

     65             6.10        6.03     5.81     5.46     5.02         5.43
     66             6.29        6.21     5.96     5.56     5.08         5.56
     67             6.50        6.41     6.11     5.66     5.13         5.70
     68             6.73        6.62     6.28     5.76     5.18         5.85
     69             6.97        6.84     6.44     5.86     5.23         6.00

     70             7.23        7.07     6.61     5.96     5.27         6.16
     71             7.51        7.32     6.78     6.05     5.31         6.33
     72             7.80        7.58     6.96     6.14     5.34         6.51
     73             8.12        7.85     7.14     6.23     5.37         6.70
     74             8.45        8.14     7.32     6.31     5.40         6.90

     75             8.82        8.44     7.49     6.38     5.42         7.11

   FEMALE
     55             4.25        4.25     4.22     4.18     4.11         4.10
     56             4.34        4.33     4.30     4.25     4.17         4.17
     57             4.42        4.41     4.38     4.32     4.23         4.24
     58             4.52        4.50     4.47     4.40     4.30         4.31
     59             4.61        4.60     4.56     4.48     4.37         4.39

     60             4.72        4.70     4.66     4.57     4.44         4.48
     61             4.83        4.81     4.76     4.66     4.51         4.56
     62             4.95        4.93     4.86     4.75     4.58         4.66
     63             5.07        5.05     4.98     4.85     4.65         4.75
     64             5.21        5.18     5.10     4.95     4.72         4.86

     65             5.35        5.32     5.22     5.05     4.79         4.97
     66             5.51        5.47     5.36     5.16     4.86         5.08
     67             5.67        5.63     5.50     5.26     4.93         5.20
     68             5.85        5.80     5.65     5.37     5.00         5.33
     69             6.04        5.98     5.80     5.49     5.06         5.47

     70             6.25        6.18     5.96     5.60     5.12         5.61
     71             6.47        6.39     6.14     5.71     5.18         5.76
     72             6.71        6.62     6.31     5.83     5.23         5.93
     73             6.97        6.86     6.50     5.94     5.28         6.10
     74             7.26        7.12     6.69     6.04     5.32         6.28

     75             7.56        7.39     6.89     6.14     5.35         6.48

Values not shown will be provided upon request. Annual, semiannual, or quarterly installments can be determined by multiplying the monthly installments by 11.812853, 5.9572227, and 2.9914196 respectively.

V6023J (1-98)                         -20-                             BP 6023A1

--------------------------------------------------------------------------------
                                     TABLE B

                        SETTLEMENT OPTIONS FOUR AND EIGHT
            MINIMUM MONTHLY INSTALLMENTS PER $1,000 OF AMOUNT APPLIED

 ADJUSTED AGE OF              ADJUSTED AGE OF MALE ANNUITANT
FEMALE ANNUITANT      55       60       62       65       70       75
--------------------------------------------------------------------------------
       55            3.64     3.73     3.77     3.81     3.86     3.90
       60            3.80     3.95     4.01     4.03     4.18     4.25
       62            3.86     4.04     4.11     4.20     4.33     4.42
       65            3.95     4.17     4.26     4.38     4.56     4.70
       70            4.07     4.37     4.50     4.69     4.99     5.25
       75            4.16     4.53     4.70     4.97     5.44     5.88

Values not shown will be provided upon request. Annual, semiannual, or quarterly installments can be determined by multiplying the monthly installments by 11.812853, 5.9572227, and 2.9914196 respectively.

--------------------------------------------------------------------------------
                                     TABLE C

                             SETTLEMENT OPTION SEVEN
                     MINIMUM MONTHLY INSTALLMENT PER $1,000
                  OF AMOUNT APPLIED FOR FIXED ANNUITY PAYMENTS
                 MINIMUM INITIAL MONTHLY INSTALLMENT PER $1,000
                 OF AMOUNT APPLIED FOR VARIABLE ANNUITY PAYMENTS

                                             PERIOD CERTAIN

                           5 YEARS   7 YEARS   10 YEARS   15 YEARS   20 YEARS
--------------------------------------------------------------------------------
FIXED ANNUITY PAYMENT       17.91     13.16      9.61       6.87       5.51
VARIABLE ANNUITY PAYMENT    18.91     13.38      9.83       7.10       5.75

Values not shown will be provided upon request. Annual, semiannual, or quarterly installments can be determined by multiplying the monthly installments by 11.812853, 5.9572227, and 2.9914196 respectively.

                                      -21-                             BP 6023A1

                      A BRIEF DESCRIPTION OF THIS CONTRACT

This is a FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY CONTRACT.

*Purchase  Payments  may be made until the earlier of the  Annuity  Commencement
 Date or termination of the Contract.

*A Death Benefit may be paid prior to the Annuity Commencement Date according to the Contract provisions.

*Annuity Payments begin on the Annuity Commencement Date using the method as specified in this Contract.

*This Contract is Participating.

ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT, ARE VARIABLE AND MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT. THERE ARE NO GUARANTEED MINIMUM PAYMENTS OR CASH VALUES. (SEE "CONTRACT VALUE AND EXPENSE PROVISIONS" AND "ANNUITY PAYMENT PROVISIONS" FOR DETAILS.)

                                   [SBL LOGO]
                    SECURITY BENEFIT LIFE INSURANCE COMPANY
              A Member of The Security Benefit Group of Companies
                  700 SW Harrison Street, Topeka, KS 66636-0001
                                 1-800-888-2461
                                                                       BP 602314